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EXHIBIT 99.1     PRESS RELEASE



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              [SECURITY OF PENNSYLVANIA FINANCIAL CORP. LETTERHEAD]



FOR IMMEDIATE RELEASE

Contact:          Richard C. Laubach
                  President and Chief Executive Officer
                  Security of Pennsylvania Financial Corp.
                  31 West Broad Street
                  Hazleton, Pennsylvania 18201
                  (570) 454-0824


                    SECURITY OF PENNSYLVANIA FINANCIAL CORP.
                       COMPLETES STOCK REPURCHASE PROGRAM


      Hazleton, Pennsylvania, October 19, 1999 -- Security of Pennsylvania Financial Corp. (AMEX-SPN), the holding company for Security Savings Association of Hazleton, announced that as of October 18, 1999, it had completed its repurchase of 79,350 shares of its common stock at an average cost of $10.00 per share.

      Richard C. Laubach, President and Chief Executive Officer of Security of Pennsylvania Financial Corp., said that the Company had completed the stock repurchase program previously approved by its Board of Directors to repurchase up to five percent of the Company's outstanding shares. Following the repurchase, the Company has 1,507,650 outstanding shares.

      Security Savings Association of Hazleton is headquartered in Hazleton, Pennsylvania, and operates through its administrative/branch office in Hazleton and through three other full service branches located in Luzerne and Carbon counties in Northeast Pennsylvania. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.